[GRAPHIC OMITTED]
                                                                    EXHIBIT 99.2


               C-PHONE CORPORATION ENTERS INTO LETTER OF INTENT TO
                        SELL VIDEOCONFERENCING ASSETS TO
                           MOTION MEDIA FOR $1 MILLION
                                    - - - - -
    UNLESS SHAREHOLDER APPROVAL IS OBTAINED, IT IS LIKELY THAT NO FUNDS WILL
     BE AVAILABLE FOR DISTRIBUTION TO SHAREHOLDERS ON SHUT DOWN OF COMPANY
                                    - - - - -
    THE COMPANY ALSO INTENDS TO WITHDRAW ITS APPEAL OF THE DELISTING OF ITS
                   COMMON STOCK ON THE NASDAQ SMALLCAP MARKET

WILMINGTON, NC - JANUARY 8, 2001 -- C-PHONE CORPORATION (NASDAQ: "CFON") today announced that it has entered into a Letter of Intent with Motion Media Technology Inc. ("Motion Media") for the sale of C-Phone's videoconferencing assets for $1 million. Motion Media is a subsidiary of Motion Media PLC Group (London Stock Exchange).
         As the transaction must be approved by C-Phone shareholders, the earliest the transaction could close would be in several months. Until the closing, C-Phone must maintain operations, which will result in continuing operating deficits. Motion Media initially will purchase some of C-Phone's component inventory and acquire a non-exclusive license for a recently developed POTS-only product design, which has not yet been put into production. This initial transaction will provide C-Phone with funds which should enable it to continue its operations until the closing; however, the total purchase price of the videoconferencing assets will be reduced by these advance payments.
         Paul Albritton, President and CEO, stated "We have attempted to find a purchaser for our Company and/or our business for the past several months and the proposed transaction with Motion Media has been the best that we have been able to obtain. Shareholder approval of the transaction will be required under applicable law. The cost of maintaining our business while seeking such approval, along with the associated cost of preparing proxy materials and holding a shareholders' meeting, will significantly reduce the net proceeds to be received.

While we are still seeking a possible business combination for the remainder of our Company without its videoconferencing business, the likelihood of success in this endeavor is remote. Therefore, we intend to voluntarily withdraw our appeal of the delisting of our common stock on the Nasdaq SmallCap Market. In the event our proposed transaction with Motion Media is approved by our shareholders, the funds remaining for eventual distribution to our shareholders may be as much as $0.05 per share. If the Motion Media transaction is not approved by our shareholders, then, in all likelihood, C-Phone will cease its operations, in which event it is unlikely that any funds will available for distribution to our shareholders."

         Mr. Albritton further stated "We are pleased that Motion Media will be taking over our videoconferencing business. They have the technical expertise, background and financial wherewithal to provide the right products to service our customers."

         C-Phone Corporation has been a provider of video communications products for general business and the security, education and healthcare markets. Information on the Company and its products can be found at www.cphone.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including among others those identified in C-Phone's Annual Report on Form 10-KSB for the fiscal year ended February 29, 2000, C-Phone's Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31, 2000 and C-Phone's Current Report on Form 8-K dated November 20, 2000, as well as factors such as future economic conditions, the willingness of customers to continue to purchase C-Phone's products, the ability of C-Phone to sell or license its technology, the ability of C-Phone to sell its remaining inventory and assets and the absence of any unforeseen contingent liabilities. C-Phone undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of other unanticipated events.


This release and prior releases are available on the KCSA Public Relations Worldwide website at www.kcsa.com.

                                      # # #

                                       10